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                                                                    EXHIBIT 23.1

                         INDEPENDENT AUDITORS' CONSENT


We consent to the use in this Amendment No. 3 to Registration Statement No. 333-57209 of Outsourcing Services Group, Inc. on Form S-4 of our report dated March 3, 1998, except for Note 16, as to which the date is November 23, 1998 (which report expresses an unqualified opinion and includes an explanatory paragraph relating to the restatement of the Company's financial statements as described in Note 16), appearing in the Prospectus, which is part of this Registration Statement.



We also consent to the use of our report on Aerosol Services Holding Corporation and subsidiary dated February 18, 1997, except for Note 16, as to which the date is June 30, 1997, and Note 17, as to which the date is November 23, 1998 (which report expresses an unqualified opinion and includes an explanatory paragraph relating to the restatement of ASHC's financial statements as described in Note
17).



We also consent to the reference to us under the heading "Experts" in such Prospectus.



                                          /s/ DELOITTE & TOUCHE LLP


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                                          Deloitte & Touche LLP



Costa Mesa, California
January 15, 1999